UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
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Merchants Bancshares, Inc. (Name of the Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MERCHANTS BANCSHARES, INC.

275 Kennedy Drive

South Burlington, Vermont 05403

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders of Merchants Bancshares, Inc. (“Merchants”), a Delaware corporation, will be held in the Atrium of The Essex Resort & Spa, 70 Essex Way, Essex Junction, Vermont, on Thursday, May 26, 2016, at 10:00 a.m. for the following purposes:

1.	To elect four directors, each of whom will serve for a three-year term and until his or her successor is duly elected and qualified, all as more fully described in the proxy statement for the meeting;

2.	To consider a non-binding resolution to approve the compensation of Merchants’ named executive officers;

3.	To ratify the appointment of Crowe Horwath LLP as Merchants’ independent registered public accounting firm for 2016; and

4.	To transact any other business as may properly come before the meeting or at any adjournments of the meeting.

The close of business on March 28, 2016 has been fixed as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. You may vote if you were a stockholder of record as of the close of business on March 28, 2016.

Your vote is very important. If you do not plan to attend the meeting and vote your shares of common stock in person, we urge you to vote your shares as instructed in the Proxy Statement.

If your shares of common stock are held by a broker, bank or other nominee, please follow the instructions you receive from your broker, bank or other nominee to have your shares of common stock voted.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By order of the Board of Directors,

Jeffrey L. Davis Chairman of the Board of Directors	Geoffrey R. Hesslink President and Chief Executive Officer

South Burlington, Vermont

April 15, 2016

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on Thursday, May 26, 2016

Merchants has adopted the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this expedites stockholders’ receipt of proxy materials and lowers the costs of our Annual Meeting. On April 15, 2016, we mailed a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 28, 2016, containing instructions on how to access our Proxy Statement and Annual Report, as well as vote your shares. The Notice also contains instructions on how you can (i) receive a paper copy of the proxy materials, if you only received a Notice by mail, or (ii) elect to receive your proxy materials over the Internet.

The Proxy Statement and our Annual Report to stockholders are available at www.mbvt.com on the
“Investor Relations” page under the “SEC Filings-Proxy Materials/Annual Reports” link.

MERCHANTS BANCSHARES, INC.

275 Kennedy Drive

South Burlington, Vermont 05403

PROXY STATEMENT

for the Annual Meeting of Stockholders

to be held on Thursday, May 26, 2016

This Proxy Statement is furnished by the Board of Directors of MERCHANTS BANCSHARES, INC. (“Merchants”, “we”, “us”, “our” or the “Company”) in connection with the solicitation of proxies to be used at the Annual Meeting of Stockholders to be held on Thursday, May 26, 2016, and at any adjournments of the meeting. Our Board of Directors has fixed March 28, 2016 as the record date for determining those stockholders entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on March 28, 2016 will be entitled to vote at the Annual Meeting. We have adopted the Securities and Exchange Commission (the “SEC”) rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this expedites stockholders’ receipt of proxy materials and lowers the costs of our Annual Meeting. On April 15, 2016, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our Annual Report online, as well as instructions on how to vote. Also on April 15, 2016, this Proxy Statement was first made available to stockholders.

Proxies in the form enclosed are solicited by our Board of Directors. Any proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the stockholder’s instructions on the proxy card. If no instructions are given on the proxy card, the proxy will be voted: FOR the election of each director nominee named in this Proxy Statement; FOR the non-binding resolution to approve the compensation of Merchants’ named executive officers; and FOR the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for 2016. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy card and acting under the proxy card will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

General Information

Revocability of Proxies

A proxy may be revoked at any time prior to its exercise by:

1.	submitting a written revocation to our Corporate Secretary at 275 Kennedy Drive, South Burlington, Vermont 05403;
2.	submitting a new proxy after the time and date of the previously submitted proxy; or
3.	appearing in person at the Annual Meeting and voting by ballot.

Any stockholder entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to our stockholders at the Annual Meeting, whether or not that stockholder has previously given a proxy. The presence of a stockholder at the Annual Meeting (without further action) will not constitute revocation of a previously given proxy.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation at the Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone, e-mail or facsimile transmission by our directors, officers and other employees. We also may reimburse brokers, custodians, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of shares of our common stock.

Householding of Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the proxy materials may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of these proxy materials to any stockholder upon written or verbal request to our Corporate Secretary at 275 Kennedy Drive, South Burlington, Vermont 05403, telephone: (802) 865-1807. Any stockholder who wants to receive separate copies of proxy materials in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact that stockholder’s bank, broker, or other nominee record holder, or that stockholder may contact us at the above address and phone number.

Voting Securities

As of March 28, 2016, the record date for the Annual Meeting, there were 7,172,043 shares of common stock issued and outstanding, all of which are entitled to vote at the Annual Meeting. Fractional shares will not be entitled to vote. Our common stock is the only class of our capital stock that is issued and outstanding.

Vote Required

Each common stockholder is entitled to one vote on each matter properly brought before the Annual Meeting for each share held by that stockholder on March 28, 2016. The representation in person or by proxy of at least a majority of the shares of common stock entitled to vote at the Annual Meeting is necessary to establish a quorum for the transaction of business. Abstentions and “broker non-votes” (i.e. shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares, and with respect to one or more issues, the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary for the election of directors. With regard to the election of directors, abstentions and broker non-votes will have no effect on the outcome. The affirmative vote of the majority of shares cast on those matters is required for approval of the other proposals described in this Proxy Statement. With regard to these proposals, abstentions and broker non-votes will have no effect on the outcome.

ELECTION OF DIRECTORS

(Proposal Number 1)

Our charter and bylaws provide that the size of our Board of Directors shall be determined by the Board or stockholders at the Annual Meeting. Our Board of Directors currently consists of fourteen directors and is divided into three classes. Our Board of Directors has nominated Donald R. Chase, Karen J. Danaher, Jeffrey L. Davis, and Geoffrey R. Hesslink for election to serve as Class II directors, each to serve for a three-year term until the Annual Meeting of Stockholders to be held in 2019 and until his or her successor is duly elected and qualified. Mr. Chase, Ms. Danaher, Mr. Davis, and Mr. Hesslink are Class II directors whose terms expire at this year’s Annual Meeting and each has consented to being named as a nominee in this Proxy Statement and to serve as a director if elected. On February 17, 2016, Bruce M. Lisman, Raymond C. Pecor, Jr., and Patrick S. Robins, all of whom serve as Class II directors, notified the Company of their intention not to stand for re-election.

Based on its review of the relationships between the directors and our company and our subsidiaries, our Board of Directors has determined that a majority of our directors are independent under the Nasdaq Listing Rules and in accordance with the Principles of Governance adopted by our Board of Directors.

Information About Our Board of Directors

Nominees for Directors of Merchants

The following table sets forth information about the four nominees for election to our Board of Directors, and independence status, as determined in accordance with the Nasdaq Listing Rules. Information regarding their ownership of shares of Merchants’ common stock as of March 28, 2016 may be found at “Security Ownership of Certain Beneficial Owners and Management” on page 31.

						Term of
				Independence		Office to
Class	Name	Age	Principal Occupation	Status	Director Since	Expire
II	Donald R. Chase	69	Owner of Central New England Ag Services, Inc., Chase Ranch LLC, and Chase Enterprises Corp.	Y	2015	2019
II	Karen J. Danaher	60	Partner, Danaher Attig & Plante PLC	Y	2010	2019
II	Jeffrey L. Davis	63	President, J.L. Davis, Inc.	Y	1993	2019
II	Geoffrey R. Hesslink	51	President and Chief Executive Officer, Merchants and Merchants Bank	N	2016	2019

The biographical description below for each nominee includes the specific experience, qualifications, attributes and skills that led to the conclusion by the Board of Directors that such person should be nominated to serve as a director of Merchants.  Except where otherwise noted below the table, all of the directors listed have been employed in their principal occupations for the last five years.

Donald R. Chase was appointed to our Board and the Board of Merchants Bank in 2015.  Mr. Chase was Chairman of the Board of NUVO Bank and Trust Company in Springfield, Massachusetts.  He also served as President and Chief Executive Officer, Vice Chairman, and Director of Westbank Corporation and its wholly-owned subsidiary, Westbank.  Mr. Chase is the owner of Central New England Ag Services, Inc. in West Halifax, Vermont, Chase Ranch LLC, in Midland, South Dakota, and Chase Enterprises Corporation in Northampton, Massachusetts.  Mr. Chase is Chairman of the Board of Trustees for the Eastern States Exposition in West Springfield, Massachusetts, and also serves on the Board of Public Safety for the City of West Springfield, Massachusetts.  Mr. Chase brings a finance background, business and management experience, industry knowledge, leadership experience and credit knowledge to the Board.

Karen J. Danaher was elected to our Board of Directors in 2010 and has served as a Director of Merchants Bank since 2008. She is a partner in Danaher Attig & Plante PLC, a public accounting firm located in South Burlington, Vermont. Ms. Danaher is a certified public accountant and brings accounting and finance experience, business management experience, industry knowledge, customer-based experience, crisis and risk management experience and leadership experience to the Board.

Jeffrey L. Davis has served as a member of our Board and the Board of Merchants Bank since 1993, and has served as Chairman of our Board of Directors since February 2015. He is President of J.L. Davis, Inc., a construction and development firm, President of The Champlain Valley Exposition and President of Taft Corners Associates, a development firm. He is also a trustee emeritus of the University of Vermont in Burlington, Vermont, and a former president of the Vermont Special Olympics. Mr. Davis brings business and management experience, industry knowledge, customer-based experience, knowledge of credit, crisis and risk management experience, leadership experience and strategic planning experience to the Board.

Geoffrey R. Hesslink was appointed to our Board in 2016 and the Board of Merchants Bank in 2015.  He serves as President, Chief Executive Officer and Director of Merchants and Merchants Bank. Mr. Hesslink joined Merchants Bank in 1995 as Vice President and Commercial Banker working on business development and problem loan resolution.  Mr. Hesslink was promoted to Senior Vice President and Senior Lender, managing Commercial Banking, Problem Loan Resolution, Government Banking and Mortgage Banking in 2006.  He was promoted to Chief Operating Officer in 2013, to President and Chief Executive Officer of Merchants Bank in 2015 and was appointed to his current role as President and Chief Executive Officer of Merchants effective January 1, 2016.  He serves on the board of the Greater Burlington Industrial Corporation and is a member of the Vermont Business Roundtable. Mr. Hesslink brings experience in business management, finance and accounting, industry knowledge, customer service, crisis response, leadership, strategic planning, credit and risk management to the Board.

If any nominee is unable to serve or should decline to serve at the time of the Annual Meeting, the discretionary authority provided in the proxies may be exercised to vote for a substitute, who would be designated by our Board of Directors, and would be elected to the same class as the nominee for whom he or she is substituted. Neither our bylaws nor any applicable law restricts the nomination of other individuals to serve as directors, and any stockholder present at the Annual Meeting may nominate another candidate. Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by the proxy against any such other candidates not designated by our Board of Directors.

Vote Required

The affirmative vote of a plurality of the votes cast at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in the elections of directors. Unless otherwise specified, proxies will be voted in favor of the four nominees described above.

Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the election of each of Donald R. Chase, Karen J. Danaher, Jeffrey L. Davis, and Geoffrey R. Hesslink as directors.

Continuing Directors

The following table sets forth certain information about those directors whose terms of office do not expire at the Annual Meeting and who, consequently will continue to serve as directors following the Annual Meeting. Except where otherwise noted below the table, all of the directors listed have been employed in their principal occupations for the last five years.

						Term of
				Independence		Office to
Class	Name	Age	Principal Occupation	Status	Director Since	Expire
I	Scott F. Boardman	56	President, Hickok & Boardman, Inc.	Y	2008	2018
I	Janette K. Bombardier	57	Director of Site Operations and Senior Location Manager, GlobalFoundries	Y	2013	2018
I	Raymond C. Pecor, III	46	President, Lake Champlain Transportation Company	Y	2012	2018
III	Michael G. Furlong	65	Attorney, Sheehey Furlong & Behm P.C.	Y	1991	2017
III	Joseph F. Larkin	37	Vice President, Larkin Realty	Y	2016	2017
III	Lorilee A. Lawton	68	Owner & President, Firetech Sprinkler Corporation	Y	2003	2017
III	Michael R. Tuttle	61	Former President and Chief Executive Officer, Merchants	N	2007	2017

The biographical descriptions below for each director who is not standing for election include the specific experience, qualifications, attributes and skills that the Board of Directors would expect to consider if it were making a conclusion currently as to whether such person should serve as a director. The Board of Directors did not currently evaluate whether these directors should serve as directors, as the terms for which they have been previously elected continue beyond the Annual Meeting.

Scott F. Boardman was elected to our Board in 2008. He has been a member of the Board of Directors of Merchants Bank since 2004. Mr. Boardman is the President of Hickok & Boardman, Inc., a retail insurance agency in Burlington, Vermont. He serves on the boards of A.N. Deringer, Inc., the Lake Mansfield Trout Club, and PC Construction Company. Mr. Boardman is a former trustee of Trinity College in Burlington, Vermont, and is a former board member and past president of the Vermont Insurance Agents Association. He is also past president of the Vermont chapter of the Casualty & Property Insurance Underwriters Society. Mr. Boardman brings experience in business management, credit, risk management, customer service and leadership, as well as industry knowledge to the Board.

Janette K. Bombardier has served as a member of our Board, and the Board of Directors of Merchants Bank, since February 2013. She is the GlobalFoundries Vice President of Facilities Engineering for the Vermont and East Fishkill Semiconductor Manufacturing Locations, as well as Senior Location Executive for the GlobalFoundries Vermont facility. She is a licensed Professional Engineer in the State of Vermont. Prior to joining GlobalFoundries in 2015 she worked for IBM and held a variety of positions including construction management, manufacturing engineering, product development and quality, as well as positions in cost reduction and continuous improvement. Ms. Bombardier brings experience in business management, leadership, risk management and strategic planning to the Board.

Raymond C. Pecor, III was elected to our Board in 2012. He has served as a member of the Board of Directors of Merchants Bank since 2009. He is President of Lake Champlain Transportation Company in Burlington, Vermont, and serves on the board of the Champlain Valley Expo. Mr. Pecor, III brings experience in business management, customer service, crisis response, leadership, credit and risk management to the Board.

Michael G. Furlong has served as a member of our Board and the Board of Merchants Bank since 1991. Mr. Furlong has served as Chairman of Merchants Bank's Board of Directors since 2001. He is a member of the Burlington, Vermont law firm of Sheehey Furlong & Behm P.C., and is a former President of the Chittenden County Bar Association. He is a director of Lake Champlain Transportation Company, an emeritus director of Wake Robin Corporation and has served on the boards of several Vermont nonprofit organizations. Mr. Furlong brings experience in business management, customer service, crisis response, leadership, credit and risk management to the Board.

Joseph F. Larkin was appointed to our Board and the Board of Merchants Bank in 2016.  He has been Vice President of Larkin Realty since 2010.  From 2007 to 2010, he was Vice President of Credit Research at Dwight Asset Management, a Fixed Income Asset Manager.  Mr. Larkin currently serves as the Chairman of the Advisory Board at Rice Memorial High School.  He was a 2nd Lieutenant in the United States Air Force.  Mr. Larkin brings credit and risk management experience, industry knowledge, accounting and finance experience, customer based experience, strategic planning experience and leadership to the Board.

Lorilee A. Lawton has been a member of our Board since 2003 and has served as a Director of Merchants Bank since 1995. Ms. Lawton is the owner and President of Firetech Sprinkler Corporation, a contractor specializing in the design, fabrication and installation of fire sprinkler systems, located in Colchester, Vermont. Ms. Lawton brings experience in business management, finance and accounting, customer service, crisis response, leadership, strategic planning and risk management to the Board.

Michael R. Tuttle has served as a member of our Board since 2007 and the Board of Merchants Bank since 2006.  He is the former President and Chief Executive Officer of Merchants (2007-2015) and Merchants Bank (2006-2014).  Mr. Tuttle also serves on the board of the Federal Home Loan Bank of Boston.  He is a former Director of Vermont Banker’s Association, Vermont Business Roundtable, Flynn Center for the Performing Arts and Fairpoint Communications, Inc.  Mr. Tuttle brings experience in business management, finance and accounting, industry knowledge, customer service, crisis response, leadership, strategic planning, credit and risk management to the Board.

Role of the Board: Corporate Governance Matters

Board Leadership Structure

Jeffrey L. Davis has served as a member of our Board of Directors since 1993 and as Chairman of the Board since February 2015. Mr. Hesslink has served as a member of our Board of Directors and as President and Chief Executive Officer of Merchants since January 1, 2016. As reflected in the Principles of Governance adopted by our Board of Directors, our Board encourages the separation of the oversight and supervisory function from the executive function. Thus, our Board believes that the Chairman should be an independent director and that the roles of Chairman and Chief Executive Officer should be separated.

The independent Chairman’s role is to lead the Board, including working with the Chief Executive Officer, to determine Board agenda items and foster contributions of other directors during the Board’s deliberations. Our Board of Directors encourages strong communication among all of our independent directors and the independent Chairman. Our Board of Directors also believes that it is able to effectively provide independent oversight of Merchants’ business and affairs, including risks facing Merchants, through the composition of our Board of Directors, the independent Chairman, the strong leadership of the independent directors and the independent committees of our Board of Directors, and other corporate governance structures and processes in place. Thirteen of the fourteen members of our Board of Directors are non-management directors.  In 2015, all of the non-management directors were independent under the independence standards set forth in the Nasdaq Listing Rules. After his retirement in January 2016, Mr. Tuttle joined the Board of Directors as a non-management director.  He is not an independent director.  All of our directors are free to suggest the inclusion of items on the agenda for meetings of our Board of Directors or raise subjects that are not on the agenda for that meeting. In addition, our Board of Directors and each committee has complete and open access to any member of management and the authority to retain independent legal, financial and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Our Board of Directors holds executive sessions of non-management directors in order to promote discussion among the non-management directors and assure independent oversight of management. Moreover, our Audit and Risk Management Committee, our Nominating and Governance Committee, and our Compensation Committee, each of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Risk Oversight

The Board of Directors plays an important role in our risk oversight, but the Board recognizes that it is not possible to identify all risks that may affect the Company and its subsidiaries or to develop processes and controls to eliminate or mitigate fully their occurrence or effects. The Board of Directors is involved in risk oversight through direct decision‑making authority with respect to significant matters and the oversight of management by the Board of Directors and its committees. The Board of Directors and its committees are also each directly responsible for consideration and oversight of risks relating to decisions within their respective areas of focus.

In particular, the Board of Directors administers its risk oversight function through: (1) the review and discussion of regular reports provided to the Board of Directors and its committees on topics relating to the risks that we face, including, among others, market risk, interest rate risk, credit risk, regulatory risk and various other matters relating to our business; (2) the required approval by the Board of Directors (or a committee thereof) of significant transactions and other decisions, including, among others, extensions of credit above a certain size, material contracts with vendors, investment decisions above a certain size and new hires and promotions to our executive officer positions; (3) the direct oversight of specific areas of our business by the Audit and Risk Management Committee, the Nominating and Governance Committee, and the Compensation Committee; and (4) regular reports from our internal and external auditors and other outside consultants regarding various areas of potential risk, including, among others, those relating to our internal controls over financial reporting. The Board of Directors also relies on management to bring significant matters impacting the Company to the Board’s attention.

Pursuant to the Audit and Risk Management Committee’s charter, the Audit and Risk Management Committee is specifically responsible for reviewing and discussing with management and our external and internal auditors matters and activities relating to our financial reporting and internal controls, audit and loan review, regulatory compliance and risk management plans.

Other Information about the Board and its Committees

Attendance of Directors

In 2015, our Board of Directors met eleven times. During 2015, our Audit and Risk Management Committee met six times; our Compensation Committee met seven times; and our Nominating and Governance Committee met five times. All directors other than Janette K. Bombardier and Raymond C. Pecor, III attended at least 75% of the total number of meetings of the Board and the committees of our Board of Directors on which they serve. All directors attended at least 92% of the total number of meetings of the Merchants Bank Board and committees on which they serve. Additional information about these committees is set forth below.

The following eleven directors attended the Annual Meeting held on May 28, 2015: Scott F. Boardman, Janette K. Bombardier, Karen J. Danaher, Jeffrey L. Davis, Michael G. Furlong, Lorilee A. Lawton, Bruce M. Lisman, Raymond C. Pecor, Jr., Raymond C. Pecor, III, Patrick S. Robins and Michael R. Tuttle. Our directors are encouraged, but not required, to attend annual meetings.

Director Independence

Our Board of Directors has determined that all of the following directors and director nominees are independent under the Nasdaq Listing Rules and in accordance with the Principles of Governance adopted by our Board of Directors: Scott F. Boardman, Janette K. Bombardier, Donald R. Chase, Karen J. Danaher, Jeffrey L. Davis, Michael G. Furlong, Joseph F. Larkin, Lorilee A. Lawton, Bruce M. Lisman, Raymond C. Pecor, Jr., Raymond C. Pecor, III and Patrick S. Robins.

Committees of the Boards of Directors

Our Board of Directors has designated the following committees: Audit and Risk Management Committee, Compensation Committee, and Nominating and Governance Committee. The composition and objectives of each committee are described below. Our Board of Directors continues to review its committees and the independence and qualifications of its current committee members in light of rules and regulations of the SEC and The Nasdaq Stock Market.

Audit and Risk Management Committee

The Audit and Risk Management Committee held six meetings in 2015. As described in the Audit and Risk Management Committee’s charter, a copy of which is available on our website at www.mbvt.com under “Investor Relations,” the primary function of the Audit and Risk Management Committee is to promote quality and reliable financial reporting and adequate and effective internal controls for our company and its subsidiaries. It promotes the adequacy, independence and objectivity of the internal and external audit and loan review functions and the effective identification and management of risks throughout the organization. The Audit and Risk Management Committee assists our Board of Directors in overseeing the integrity of our financial statements; our compliance with legal and regulatory requirements; the external auditor’s performance, qualifications and independence; and the performance of our internal audit function. In doing so, it is the goal of the Audit and Risk Management Committee to maintain free and open communication among the Audit and Risk Management Committee, external auditors and our management.

The Audit and Risk Management Committee currently consists of five members: Donald R. Chase, Karen J. Danaher (Chair), Jeffrey L. Davis, Lorilee A. Lawton, and Patrick S. Robins. Each member of the Audit and Risk Management Committee is independent under the Nasdaq Listing Rules. No member of the Audit and Risk Management Committee is an employee of our company or any of its subsidiaries. We have not relied on exemptions for Audit and Risk Management Committee independence requirements contained in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The members of the Audit and Risk Management Committee are required to have extensive business and financial experience. They are also required to have a good understanding of financial statements, including our balance sheet, income statement, cash flow statement, and related financial statements and disclosures. Our Board of Directors has determined that Ms. Danaher qualifies as an “audit committee financial expert” as defined by the SEC rules.

The Audit and Risk Management Committee meets with our external and internal auditors and principal financial personnel to review quarterly financial results and the results of the annual audit (in both regular and executive sessions). The Audit and Risk Management Committee reviews and approves annual external auditor engagement plans, scopes and fees. The Audit and Risk Management Committee approves all fees and terms related to the annual independent audit as well as all permissible non-audit engagements of the external auditors. The Audit and Risk Management Committee pre-approves all audit and permissible non-audit services to be performed by the external auditors, giving effect to the “de minimis” exception for non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act.

Compensation Committee

The Compensation Committee held seven meetings during 2015. As described in the Compensation Committee’s charter, a copy of which is available on our website at www.mbvt.com under “Investor Relations,” the Compensation Committee oversees the administration and performance of executive compensation plans and reviews director compensation plans. The Compensation Committee is also responsible for reviewing and approving the compensation of our executive officers, including salaries, incentives, bonuses, benefit plans, commissions, the grant of restricted stock and other forms of, or matters relating to, executive compensation, and regarding incentive plans and benefit programs for our employees, and reviewing and making recommendations to the Board of Directors regarding the compensation of our Chief Executive Officer and directors. This process includes review of an incentive compensation risk assessment performed by a multi-disciplinary team composed of representatives from our human resources, risk management and senior management teams. The risk assessment process includes development of a framework to examine incentive plans and practices, assessment of current incentive plans and identification of any needed refinements and communication of the results. The Compensation Committee reviews the Compensation Discussion and Analysis (“CD&A”) each year, discusses it with management and recommends to the Board of Directors that the CD&A be included in the Company’s annual meeting Proxy Statement.

The Compensation Committee currently consists of five directors: Janette K. Bombardier, Donald R. Chase, Karen J. Danaher, Jeffrey L. Davis (Chair), and Lorilee A. Lawton, each of whom is independent under the Nasdaq Listing Rules. No member of the committee is an employee of our company or any of its subsidiaries.

The Compensation Committee has the authority to hire, dismiss or otherwise seek the services of consulting and advisory firms as it deems appropriate. These advisors serve as independent counsel and report directly to the committee. As a matter of general policy, the Compensation Committee does not prohibit its advisors from providing services to management, but any such engagements must be requested or approved by the Compensation Committee.

In 2015, the Compensation Committee selected and retained an independent outside consulting firm, Pearl Meyer & Partners (“Pearl Meyer”), which specializes in executive and board compensation. Pearl Meyer reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with both the President and Chief Executive Officer and the Director of Human Resources as requested by the Compensation Committee. The Compensation Committee reviewed all services provided by the compensation consultant in 2015 and determined that the consultant did not provide services to management in 2015 and is independent with respect to SEC standards as well as our policy.

Nominating and Governance Committee

The Nominating and Governance Committee met five times in 2015. As described in the Nominating and Governance Committee’s charter, a copy of which is available on our website at www.mbvt.com under “Investor Relations,” the Nominating and Governance Committee is responsible for nominating directors for membership on committees and ensuring effective recruiting of directors as well as establishing and monitoring corporate governance guidelines.

The Nominating and Governance Committee currently consists of five directors: Donald R. Chase, Janette K. Bombardier, Karen J. Danaher, Jeffrey L. Davis (Chair), and Lorilee A. Lawton, each of whom is independent under Nasdaq Listing Rules. No member of the Nominating and Governance Committee is an employee of our company or any of its subsidiaries.

The Nominating and Governance Committee will consider director candidates recommended by our stockholders. Any submissions for director candidates must be sent to our Corporate Secretary, 275 Kennedy Drive, South Burlington, VT 05403, for submission to the Nominating and Governance Committee. Submissions must be made in accordance with the instructions included in the Nominating and Governance Committee’s charter and will be considered on the basis of the same considerations applied to internally-nominated candidates.

The Nominating and Governance Committee’s goal is to nominate directors who bring diverse perspectives and skills derived from business and professional experience to our company. Our Principles of Governance provide that our Board will identify the desired diversity of backgrounds, mix of skills, experience and other qualifications of members required in order for the Board to function competently and efficiently. Each director should also have the other necessary qualifications, professional background and core competencies to discharge his or her duties. Additionally, each director should be able to contribute sufficient time to his or her duties, and each should possess certain core competencies, including a combination of several of the following:

•	accounting or finance background;
•	business or management experience;
•	industry knowledge;
•	customer-based experience or perspective;
•	crisis response experience;
•	leadership skills;
•	strategic planning experience;
•	knowledge of the fundamentals of credit;
•	risk management experience; and
•	decision-making skills and expertise that may not otherwise be available to Merchants.

The Nominating and Governance Committee has the authority to hire, dismiss or otherwise seek the services of consulting and advisory firms as it deems appropriate. These advisors serve as independent counsel and report directly to the Nominating and Governance Committee. As a matter of general policy, the Nominating and Governance Committee does not prohibit its advisors from providing services to management, but any such engagements must be requested or approved by the Nominating and Governance Committee.

Executive Sessions

Our independent directors met in executive session without our management four times during 2015.

Communications with Directors

Our Board of Directors provides a means for our stockholders to send communications to our Board of Directors, which can be found on our website at www.mbvt.com under “Investor Relations – Corporate Information – Officers & Directors.”

Compensation of Directors

Only non-employee members of our Board of Directors received fees with respect to their services on our Board of Directors in 2015. The following table reflects the fee schedule for our Board of Directors for 2015:

	Chairperson	Member	Fee per Meeting	Fee per Meeting
	Retainer	Retainer	(in person)	(via telephone)
Board of Directors	$5,000	$5,000	$500	$250
Audit and Risk Management Committee	$4,000	–	$600	$250
Compensation Committee	$3,000	–	$500	$250
Nominating and Governance Committee	$2,000	–	$400	$250
Other Committees	$1,000	–	$250	$250
Committee meeting on the same day as a Board meeting	–	–	$125	$125

The following table reflects the fee schedule for Merchants Bank’s Board of Directors for 2015:

	Chairperson	Member	Fee per Meeting	Fee per Meeting
	Retainer	Retainer	(in person)	(via telephone)
Board of Directors	$5,000	$10,000	$800	$250
Audit and Risk Management Committee	–	–	–	–
Compensation Committee	–	–	–	–
Nominating and Governance Committee	–	–	–	–
Other Committees	$1,000	–	$250	$250
Committee meeting on the same day as a Board meeting	–	–	$125	$125

Although our Audit and Risk Management Committee, Nominating and Governance Committee, and Compensation Committee also act as Merchants Bank-level committees, the committee chairperson and members are paid at the holding company level only. All retainers and chairperson fees are paid in quarterly installments.

In 2008, our Board of Directors and stockholders voted to adopt the 2008 Compensation Plan for Non-Employee Directors and Trustees. This plan permits non-employee directors to defer receipt of their annual retainer and meeting fees by receiving those fees at a later date in the form of our common stock. If a participating director elects to have all or a specified percentage of his or her compensation for a given year deferred, that director is credited with a number of shares of our common stock equal in value to the amount deferred.

Director Compensation

The following table sets forth information about fees earned by our directors for their service during 2015. The table includes compensation paid to directors who serve on our Board of Directors, as well as compensation paid for service on the board of our subsidiary, Merchants Bank.

	Fees Earned
	or Paid in
Name	Cash (1)	Total
Michael R. Tuttle	$–	$–
Scott F. Boardman	$31,775	$31,775
Janette K. Bombardier	$31,950	$31,950
Peter A. Bouyea	$15,950	$15,950
Donald R. Chase	$2,014	$2,014
Karen J. Danaher	$43,950	$43,950
Jeffrey L. Davis	$54,025	$54,025
Michael G. Furlong	$39,925	$39,925
Lorilee A. Lawton	$36,800	$36,800
Bruce M. Lisman	$30,600	$30,600
Raymond C. Pecor, Jr.	$25,550	$25,550
Raymond C. Pecor, III	$31,875	$31,875
Patrick S. Robins	$32,350	$32,350
TOTAL		$376,764

(1)	Includes all fees earned, whether paid in cash or deferred under the 2008 Compensation Plan for Non-Employee Directors and Trustees.

Stock Ownership Guidelines

Our directors are required to own and hold 4,000 shares of our stock within five years of being nominated to the Board. All directors are in compliance with these guidelines.  The Board reserves the discretion to change this requirement as appropriate.

Corporate Governance Guidelines

Our Board of Directors has adopted Principles of Governance. These principles serve as guidelines for the conduct of our Board of Directors. They reflect our Board’s commitment to ensuring adherence to good corporate governance principles. The Principles of Governance address a number of topics, including, among other things, director qualifications and responsibilities, the functioning of the Board of Directors, the responsibilities and composition of the Board committees, director compensation and annual Board review and self-evaluations. The Principles of Governance are available on our website at www.mbvt.com, under “Investor Relations.” You may obtain a printed copy of The Principles of Governance free of charge by submitting a request to our Corporate Secretary at 275 Kennedy Drive, South Burlington, Vermont 05403, or by telephone at (802) 865-1807.

Code of Business Conduct and Ethics Policy

We have adopted a Code of Business Conduct and Ethics Policy (“Code”) for all employees and directors. Part of the Code includes additional rules for the Chief Executive Officer, Chief Financial Officer and other senior financial officers. This Code is available on our website at www.mbvt.com, under “Investor Relations” and any waivers under it will also be available on our website. We have a confidential telephone and Internet hotline system for anonymous reporting of complaints and concerns regarding financial reporting. This system may be accessed by telephone at 1-866-850-1442 or via the Internet at www.ethicspoint.com.

Executive Officers

The names, ages and positions of our current executive officers are listed below.

Name	Age	Positions
Geoffrey R. Hesslink	51	President and Chief Executive Officer, Merchants and Merchants Bank
Marie A. Thresher	49	Executive Vice President and Chief Operating Officer, Merchants Bank
Eric A. Segal	58	Interim PFO, PAO and Treasurer, Merchants and Merchants Bank
Laura M. Abbott	51	Senior Vice President and Senior Credit Officer, Merchants Bank
Bruce A. Bernier	47	Senior Vice President and Senior Lender, Merchants Bank
Michael J. Cataldo	65	Senior Vice President and Director of Operations, Merchants Bank
Jacqueline S. Dragon	52	Senior Vice President and Director of Human Resources, Merchants Bank
Jonathan D. Watson	36	Senior Vice President and Chief Risk Officer, Merchants Bank

Mr. Hesslink serves as President, Chief Executive Officer and Director of Merchants and Merchants Bank. Mr. Hesslink joined Merchants Bank in 1995 as Vice President and Commercial Banker working on business development and problem loan resolution.  Mr. Hesslink was promoted to Senior Vice President and Senior Lender, managing Commercial Banking, Problem Loan Resolution, Government Banking and Mortgage Banking in 2006.  He was promoted to Chief Operating Officer in 2013, to President and Chief Executive Officer of Merchants Bank in 2015 and was appointed to his current role as President and Chief Executive Officer of Merchants effective January 1, 2016.  He serves on the board of the Greater Burlington Industrial Corporation and is a member of the Vermont Business Roundtable. Mr. Hesslink graduated cum laude, with a bachelor’s degree in business administration-finance from the University of Vermont in 1987 and completed a management training program at Manufacturers Hanover Trust Company in 1989.

Ms. Thresher joined the Company in December 2013 and currently serves as the Chief Operating Officer, responsible for operations, information technology, human resources, risk management and marketing. Prior to this role Ms. Thresher served as Senior Vice President and Chief Risk Officer. Ms. Thresher brings over 20 years of experience in financial services and risk management at regional and national financial institutions. Prior to joining Merchants Bank, she was the Senior Vice President and Chief Auditor for People’s United Bank (acquired Chittenden Corporation). She began her banking career at Fleet Financial Group (now Bank of America) holding various positions, including Vice President of Retail Delivery and Consumer/Small Business Lending, Audit in 1999. Ms. Thresher holds a Bachelor of Science degree in Finance from Central Connecticut University. She serves on the board of directors of Vermont CARES.

Mr. Segal is the Interim Principal Financial Officer, Interim Principal Accounting Officer and Interim Treasurer of Merchants Bank and Merchants Bancshares. He is a partner in CFO Consulting Partners LLC and heads the firm’s Banking and Financial Institutions practice.  Mr. Segal has more than twenty-five years of experience in senior financial management positions with companies ranging from the Fortune 500 to community banks. He was Senior Vice President and Chief Financial Officer of Spencer Savings Bank, a $2 billion community bank in New Jersey, and is a 17 year veteran of American Express and Ameriprise Financial.  Mr. Segal holds a BA degree from Carnegie-Mellon University and an MBA in Finance from Pace University.

Ms. Abbott has served as Senior Credit Officer since December 2012 and was appointed to her current role as Senior Vice President and Senior Credit Officer in January 2015. Ms. Abbott previously served as Vice President and Credit Operations and Loan Compliance Officer from 2001 through 2012 and has been with Merchants Bank for over 25 years. Ms. Abbott holds a Bachelor of Science degree in Business from the University of Vermont.

Mr. Bernier is Senior Lender and Senior Vice President of Merchants Bank. Mr. Bernier joined Merchants Bank in 2007 as a Corporate Banking Officer, and was promoted to the position of Northern Regional Manager Commercial Banking in 2011. Mr. Bernier has over 20 years in commercial banking experience with local banking institutions and holds a Bachelor of Science degree in business administration with a concentration in accounting from University of Maine at Orono. Mr. Bernier was appointed to his current role as Senior Lender effective January 1, 2015.

Mr. Cataldo was appointed Senior Vice President, Director of Operations in June 2015.   Mr. Cataldo came to Merchants with over 30 years’ experience in the financial services industry, specializing in Bank Operations. Prior to joining Merchants Bank, Mr. Cataldo worked for Webster Bank where he was responsible for operating and managing back office operations for the $17 billion bank. He attended Sacred Heart University and is a graduate of Penn State’s executive management program.

Ms. Dragon has served as Senior Vice President and Director of Human Resources since June 2013. She has over 25 years of human resources management and organizational development experience. Prior to joining Merchants Bank, she operated her own independent consulting business.  Ms. Dragon holds a Master of Science degree from Springfield College and currently serves on the Board of Technology for Tomorrow.

Mr. Watson was appointed Senior Vice President and Chief Risk Officer in March 2015. Mr. Watson has over 11 years of internal audit and risk advisory services experience at regional financial institutions. Prior to joining Merchants Bank as Vice President, Audit Director in September 2014, he worked at People’s United Bank (acquired Chittenden Corporation) for 10 years.  Mr. Watson holds a Bachelor of Science degree in Business Administration from the University of Vermont.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors, which is comprised entirely of independent directors, oversees our executive compensation program and approves all compensation for our Executive Officers other than the Chief Executive Officer and reviews Chief Executive Officer compensation for approval by our Board. The term “Named Executive Officers” (“NEOs”) refers to those individuals who served as our Chief Executive Officer, our Chief Financial Officer and our next three highest paid executive officers in 2015.

Effective January 1, 2016, Mr. Hesslink, President and Chief Executive Officer of Merchants Bank, was appointed President and Chief Executive Officer of Merchants.  Mr. Tuttle retired as the Company’s President and Chief Executive Officer as of December 31, 2015. Separately, in January 2016, Thomas J. Meshako resigned as Chief Financial Officer and Treasurer of Merchants and Merchants Bank, and Molly Dillon resigned as Senior Vice President, Trust for  Merchants Bank.

This Compensation Discussion and Analysis describes our executive compensation program for 2015, and certain elements of the 2016 executive compensation program. In particular, this section explains how the Compensation Committee made decisions related to compensation for our executives, including our NEOs, during 2015.

Executive Summary

Performance Summary

Our results for 2015 represent a year in transition and growth and the following summarizes the year’s key performance highlights:

•

completion of Chief Executive Officer succession, with the promotion of Mr. Hesslink to President and Chief Executive Officer of Merchants Bank in 2015, and then to President and Chief Executive Officer of Merchants in 2016.  Other key senior management appointments in 2015 further strengthen the leadership team, contributing to successful 2015 results;

•	completed the acquisition of NUVO Bank & Trust Company, which expands our presence in New England;
•

Return on Average Equity (“ROAE”) was over 13% for the last 16 years ending in 2013. Expenses related to the core operating system conversion in 2014 and the NUVO acquisition in 2015 reduced ROAE in those years. The ROAE for 2014 and 2015 were 9.84% and 9.69%  respectively;

•	strong asset quality;
•	continued commitment to drive value for our stockholders – we declared our 77th consecutive quarterly dividend in January 2016 and our 41st consecutive quarter at the existing level of $0.28; and
•	eight-year total stockholder return of over 100%.

These accomplishments are significant given the slow economic recovery, sustained low interest rate environment and declining credit spreads.

Creation of Stockholder Value

We prioritize building stockholder value. Dividends paid per share during each of the past ten years totaled $1.12 per share, and we have maintained a quarterly cash dividend since 1997.

Effect of 2015 Advisory Vote on NEO Compensation

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (“say-on-pay”). At our 2015 Annual Meeting of Stockholders, 74% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Compensation Committee believes this affirms stockholders’ support of our approach to executive compensation, and therefore did not significantly change its approach in 2015. The Compensation Committee will continue to consider the outcome of our say-on-pay vote, regulatory changes and emerging best practices when making future recommendations regarding compensation for the NEOs.

2015 Compensation Highlights

We develop our programs to attract, motivate and retain the talent necessary to help us achieve our objectives. Ultimately our compensation programs are designed to achieve overarching goals that motivate and reward performance, ensure sound risk management, and deliver long-term value to our stockholders. To achieve these objectives, the Compensation Committee regularly reviews and modifies our compensation and incentive programs to ensure they align with these core objectives. We assess our program from the perspective of our stockholders and regulators, considering best practices and making improvements as appropriate.

Highlights of Compensation Program and 2015 Results:

•

our NEOs received base salary increases in 2015 ranging between 28% and 33%. These increases were made to recognize various promotions among the executive team as well as market adjustments in order to align base salaries closer to market in light of executives’ experience, performance and contributions;

•

for 2015 performance, our NEOs earned annual cash incentives at the threshold (minimum) level.  While net income fell below the minimum level to activate the plan (80% of budget), the Compensation Committee at their discretion approved the exclusion of unbudgeted one-time costs and gains related to the merger and acquisition of NUVO and the expense of Mr. Tuttle’s severance agreement when calculating the year-end net income figure and the other plan metrics. The Committee recognized that senior management did not earn incentive awards last year and have contributed significantly by improving core earnings, completing the acquisition of NUVO and successfully managing key senior management transitions during 2015; and

•

in May 2015, the Compensation Committee recommended restricted stock grants for key executives for approval by the Board with values ranging from 10% to 20% of base salary. These grants will cliff vest (100%) at the end of three years, subject to continued employment. Executives are required to hold 40% or, in the case of the Chief Executive Officer, 60% of the after-tax value of the restricted stock until, at least, the date that the executive’s employment with the company terminates.

Our Executive Compensation Program

The Compensation Committee strives to ensure our executive compensation program reflects evolving executive compensation best practices while ensuring it attracts, motivates and retains the talent that will help us achieve our objectives. Ultimately, our compensation programs are designed to (1) ensure sound risk management, (2) motivate and reward performance, and (3) deliver long-term value to our stockholders. Our programs provide a balanced and risk appropriate view of performance across our short and long-term incentive plans and provide a significant portion of executive compensation in performance-based pay.

The Executive Annual Incentive Plan was implemented in 2009 and continues to appropriately reward and motivate our executives while incorporating various risk-mitigating features:

•	plan activation is tied to achievement of an established net income target and acceptable ratings on internal and regulatory agency audits;
•	target incentive opportunities for executives are aligned with market;
•	various risk mitigation features are used, including balanced financial performance metrics and appropriate maximum caps on incentive earnings; and
•

a comparable index of banks (commercial banks located in the Northeast with assets ranging between approximately $900 million to $4.0 billion) has been established that will be used to measure our relative performance to peers in regards to ROAE.

Our long-term incentive plan strategy and equity grant allocation guidelines for key executives continues to be based upon their role and our desired total compensation philosophy. The objectives of our long-term incentive plan are to:

•	create strong alignment with stockholder interests;
•	enable us to retain and motivate key executive officers who will contribute to our long-term growth and profitability;
•	ensure awards are properly focused on long-term performance and do not encourage inappropriate risk taking; and
•	enhance equity retention and ownership throughout the executive team (through holding requirements for Chief Executive Officer and key executives).

Compensation Philosophy

Our compensation program and philosophy for executive officers was developed by the Compensation Committee and approved by our Board of Directors. The objectives of our executive compensation program are to:

•	attract, motivate and retain highly qualified and dedicated executive officers with competitive levels of compensation aligned with banks of similar size and complexity in our region;
•	reward above-average corporate performance and recognize individual initiative and achievements;
•	integrate pay with our strategic annual and long-term performance goals;
•	align executive officers’ incentive with the promotion of stockholder value; and
•	provide a balanced approach that helps mitigate the influence of any one element of compensation which might be considered to drive excessive risk taking.

To meet our executive compensation objectives, our program is designed to provide the following:

•

competitive base salaries that are targeted at the market median (50th percentile), while allowing the flexibility to recognize each executive’s individual role, responsibilities, experience and performance;

•

a short-term cash incentive program which focuses our executives on critical annual goals and objectives aligned with our strategic plan. Target incentive opportunities (as a percent of base salary) are structured to be competitive with the market median with the ability to pay above market for superior performance;

•

long-term incentives, delivered in restricted stock, that align our executives’ interests with those of stockholders, reward stock price appreciation and provide a means for retaining our top performers; and

•	benefits that are, by design, conservatively competitive. While they do not comprise a major part of our total compensation program, they allow us to attract and retain key executives.

Executive Compensation Mix

In summary, we strive to provide a total compensation program that is competitive, performance oriented, stockholder aligned, balanced, and reflects sound risk management practices. We set specific performance goals that align with our strategy and support our annual plans, but also recognize the need to be responsive and flexible in today’s challenging environment. We believe this approach also helps to ensure our program does not motivate our executives to take undue risks.

Our Principles of Governance, which are approved by our Board of Directors, require compensation for the Chief Executive Officer to be linked to the achievement of strategic goals that improve our long-term performance. Accordingly, a meaningful portion of the Chief Executive Officer’s compensation depends upon the Bank’s performance.

The Compensation Committee will continue to review, evaluate, and revise the compensation philosophy as appropriate to meet its desired objectives and adhere to emerging regulations.

The pie charts below summarize our 2016 target total direct compensation mix for Mr. Hesslink and Ms. Thresher and the other NEOs as a group. The pie chart illustrates the mix of pay expressed as a percentage of total direct compensation (base pay + annual cash incentives + long-term incentives).  Mr. Tuttle was not eligible to participate in the annual cash and long-term incentive plans.

2016 Total Compensation Mix at Target

Role of the Compensation Consultant

The Compensation Committee has the sole authority to retain and terminate a compensation consultant and to approve the consultant’s fees and all other terms of the engagement. The Compensation Committee has direct access to outside advisors and consultants throughout the year as they relate to executive compensation. The Compensation Committee has direct access to and meets periodically with the compensation consultant independently of management.

In 2015, the Compensation Committee retained the services of Pearl Meyer, an independent outside consulting firm specializing in executive and board compensation, to assist the Committee. Pearl Meyer reports directly to the Compensation Committee and carries out its responsibilities to the Compensation Committee in coordination with both the Chief Executive Officer and the Human Resources Director. Services include conducting benchmarking studies, establishing compensation guidelines, designing incentive programs, assisting with the proxy disclosure and providing insight on emerging regulations and best practices.

The Compensation Committee regularly reviews the services provided by its outside consultants and believes that Pearl Meyer is independent in providing executive compensation consulting services. The Committee conducted a specific review of its relationship with Pearl Meyer in 2015, and determined that Pearl Meyer’s work for the Committee did not raise any conflicts of interest. In making this determination, the Compensation Committee noted that during 2015:

•	Pearl Meyer did not provide any services to the Company or our management other than services to the Compensation Committee and its services were limited to executive compensation consulting;
•	fees paid by the Company were less than 1% of Pearl Meyer’s total revenue for 2015;
•	Pearl Meyer maintains a Conflicts Policy which details specific policies and procedures designed to ensure independence;
•	none of the Pearl Meyer consultants had any business or personal relationship with Committee members;

•	none of the Pearl Meyer consultants had any business or personal relationship with executive officers of the Company; and
•	none of the Pearl Meyer consultants directly own our stock.

The Compensation Committee continues to monitor the independence of Pearl Meyer and its other compensation advisers on a periodic basis.

Role of Management

Although the Compensation Committee makes independent recommendations to the Board of Directors on all matters related to compensation of the NEOs, certain members of management are requested to attend and provide input to the Compensation Committee throughout the year.  Input may be sought from the Chief Executive Officer, Chief Financial Officer, Human Resources Director, Chief Risk Officer and others as needed to ensure the Compensation Committee has the information and perspective it needs to carry out its duties.

The Compensation Committee meets with the Chief Executive Officer for input regarding his performance and compensation package, but ultimately decisions regarding his package are made based upon the Compensation Committee’s deliberations, as recommended and reported to the Board, as well as input from the compensation consultant, as requested. The Compensation Committee considers recommendations from the Chief Executive Officer, as well as input from the compensation consultant as requested, to make compensation package decisions for other executives.

Inputs to Committee Decision Making

Performance Evaluation

The Compensation Committee evaluates the performance of the Chief Executive Officer annually in the following four categories:

1.Development of specific strategic plan objectives;

2.Operational impact on company morale, customer satisfaction, public image, company efficiency and flexibility, and research and development of leading edge products, services and technologies;

3.Management style and effectiveness in relation to customers, stockholders, employees, executive officers, board and committee members, and the media and community;

4.Effectiveness of leadership in:

a.developing appropriate strategies and gaining support from our Board of Directors and its committees to achieve these strategies;

b.setting the “tone at the top” for ethics, customer relations, reputation and ensuing results; fostering an environment for leadership development at all levels within the company;

c.working collaboratively with our Board of Directors and committees and communicating information in a timely manner to ensure full and informed consent regarding matters of governance.

The Chief Executive Officer evaluates the performance of our other executive officers annually. Each executive officer’s annual performance review serves as the basis for adjustments to his or her base salary. Individual performance evaluations are tied closely to achievement of short and long-term goals and objectives, individual initiative, team-building skills, level of responsibility and above average corporate performance.

The Chief Executive Officer makes annual recommendations to the Compensation Committee for changes to executive officer salaries (other than his own) for the following year. These recommendations are based on individual performance within their respective areas of expertise, the Chief Executive Officer’s assessment of their contributions to our earnings and growth during the year, as well as their management style and effectiveness in relation to our customers, stockholders, employees, fellow executive officers, board and committee members and the community. The Compensation Committee reviews these recommendations and makes its final decisions regarding compensation for executive officers. Decisions regarding compensation for the Chief Executive Officer are approved by our Board of Directors based on recommendations from the Compensation Committee.

Benchmarking

The Compensation Committee typically engages Pearl Meyer to conduct a competitive review of our executive compensation program every two years. A primary data source used in setting market-competitive guidelines for the executive officers is the information publicly disclosed by a peer group of other publicly traded banks and thrifts. Our peer group is developed by Pearl Meyer using objective parameters that reflect banks of similar asset size and region. When developing the peer group, Pearl Meyer includes financial institutions ranging from approximately one half to two times our asset size that are located in the New England and New York region of the United States (excluding Boston and the New York City metro area, as well as banks with unique business models). The peer group is also designed to position us at approximately the 50th percentile in regards to assets.

In 2015, Pearl Meyer was engaged to update the peer group in order to assess the effectiveness of our executive compensation programs and provide input for the 2016 programs.

The following is the 2015 peer group used by the Compensation Committee to make decisions related to 2016 executive compensation.

Arrow Financial Corporation	First Bancorp, Inc.
Bar Harbor Bankshares, Inc.	First Connecticut Bancorp, Inc.
Camden National Corporation	Hingham Institution for Savings
Century Bancorp, Inc.	Lake Sunapee Bank Group+
Chemung Financial Corporation	Meridian Bancorp, Inc.*
Enterprise Bancorp, Inc.	SI Financial Group, Inc.
Evans Bancorp, Inc.	Washington Trust Bancorp, Inc.
Financial Institutions, Inc.	Westfield Financial, Inc.

*	New to peer group

+Lake Sunapee Bank Group was formerly named New Hampshire Thrift Bancshares

The updated peer group did not change materially from the peer group developed in 2013 which was used to make pay decisions for 2014 – 2015. One new bank was included (Meridian Bancorp, Inc.) and three banks were excluded due to merger/acquisitions (Alliance Financial Corporation, Rockville Financial Inc. and United Financial Bancorp, Inc.).

In addition to the peer group data, Pearl Meyer uses additional banking compensation surveys as part of the analysis focusing on banks similar to us in asset size and region.

Information from the competitive analysis is used by the consultant to provide market-competitive guidelines that support our total compensation philosophy. Guidelines for base salary, short and long-term incentive targets and estimated total direct compensation are provided with ranges for performance. This allows the Compensation Committee to see the potential pay, and range of pay, for each executive role. These guidelines provided a framework for consideration by the Compensation Committee in setting pay levels.

Risk Oversight of Compensation Programs

We believe that the compensation program is structured to be reasonably unlikely to present a material adverse risk to us based on the following factors:

•

as a community bank regulated by the Federal Deposit Insurance Corporation and the Commissioner of the Vermont Department of Financial Regulation, among others, our main operating subsidiary, Merchants Bank, adheres to defined risk guidelines, practices and controls to ensure the safety and soundness of the organization;

•

our management and Board of Directors conduct regular reviews of our business to ensure we remain within appropriate regulatory guidelines and practices that are monitored and supplemented by our internal audit function, as well as our external auditors;

•

our incentive plan provides a maximum cap on payment and does not have highly leveraged payout curves and steep payout cliffs at specific performance levels that could encourage short-term actions to meet payout thresholds; and

•	our restricted stock grants are subject to clawbacks in the event of accounting restatement due to fraud or misconduct or in the event of material violations of our Code.

Components of Executive Compensation and 2015 Decisions

Our compensation program for all executive officers, including the Chief Executive Officer, consists of four key components, which are reviewed regularly by the Committee:

•	base salary;
•	annual incentive;
•	long-term incentive/equity; and
•	employment contracts/other benefits.

We offer no perquisites of any kind to any of our executive officers. Executive officers are not entitled to severance or change-in-control payments beyond those described in the “Employment Agreements” section on page 24 of this document.

The following section summarizes the role of each component, how decisions are made and the resulting 2015 decision process as it relates to the executive officers.

Base Salary

We believe the purpose of base salary is to provide competitive and fair base compensation that recognizes the executives’ role, responsibilities, experience and performance. Base salary represents fixed compensation that is targeted to be competitive with our peer group.

Typically, the Compensation Committee reviews and sets base pay for each executive in December of each year following the performance evaluation process. Competitive markets for similar roles are considered, as well as each individual’s experience, performance and contributions. Promotional pay increases are also considered by the Compensation Committee. In order to facilitate the Chief Executive Officer succession, Mr. Hesslink was promoted to President and Chief Executive Officer of Merchants Bank on January 1, 2015. During 2015, Mr. Tuttle was President & Chief Executive Officer of Merchants and worked with Mr. Hesslink to support him in his new role and prepare him to take over the role of President & Chief Executive Officer of both Merchants and Merchants Bank upon Mr. Tuttle’s retirement. In addition, Ms. Thresher was promoted to Executive Vice President, Chief Operating Officer on January 1, 2015.

The Compensation Committee approved the following 2015 and 2016 base salary adjustments for the NEOs that were intended to recognize each executive’s contribution and performance and, if needed, bring salaries more in line with market.

The 2015 adjustments reflect the organizational changes discussed in the preceding paragraph. In determining 2016 pay adjustments, the Compensation Committee utilized the competitive pay analysis conducted by Pearl Meyer for the Chief Executive Officer and other key executive officers. The results for this study indicated that base pay levels for many of the key officers, including the Chief Executive Officer and Chief Operating Officer, were below or at the 25th percentile of the market. As a result, the Committee recommended that the Chief Executive Officer and other key officer base salaries be increased to competitive market pay levels consistent with our compensation philosophy and to ensure retention of these key senior executive positions which are integral to the continued success of the organization.

				Percent
		January	January	Increase in		January	Percent
		2014 Base	2015 Base	January		2016 Base	Increase in
Name	Title	Salary	Salary	2015		Salary	January 2016
Michael R. Tuttle	President and Chief Executive Officer of Merchants (retired December 2015)	$345,000	$305,000	(11.59)%		$—	—%
Geoffrey R. Hesslink	President and Chief Executive Officer of Merchants Bank effective January 1, 2015; President and Chief Executive Officer of Merchants and Merchants Bank effective January 1, 2016	$230,000	$295,000	28.26	% (1)	$427,000	44.75	% (2)
Marie A. Thresher	Executive Vice President, Chief Operating Officer	$180,000	$240,000	33.03	% (3)	$290,000	20.83	% (4)
Thomas J. Meshako	Senior Vice President, Chief Financial Officer and Treasurer (resigned January 2016)	$—	$220,000	—%		—	—%
Molly Dillon	Senior Vice President and Senior Community Banking and Trust Officer (resigned January 2016)	$185,000	$185,000	—%		—	—%

(1)	This increase recognizes Mr. Hesslink’s promotion to President and Chief Executive Officer of Merchants Bank.
(2)

This increase recognizes Mr. Hesslink’s promotion to President and Chief Executive Officer of Merchants and Merchants Bank.  The adjustment positions base pay at the 50th percentile of peers based upon the executive pay study completed by Pearl Meyer in 2015.

(3)	This increase recognizes Ms. Thresher’s promotion to EVP and Chief Operating Officer.
(4)	This increase reflects a market adjustment in order to align base pay closer to the 50th percentile of peers based upon the executive pay study completed by Pearl Meyer in 2015.

Annual Incentive

The objective of our Executive Annual Incentive Plan is to motivate and reward key members of management, including the Chief Executive Officer, for achieving specific company performance goals and/or division/individual goals that support the strategic plan. Rewards under this Plan represent compensation that must be earned (and re-earned each year) based upon company and division/individual performance.

Our proposed performance goals for the incentive plan are based on budget projections and typically presented by the Chief Executive Officer to the Compensation Committee during the first quarter of the year. Once the Compensation Committee finalizes and approves the performance goals, the goals are presented to the full Board for final approval. The following details the framework of the 2015 Executive Annual Incentive Plan (the “2015 Plan”):

Incentive Opportunity: Each participant has a target award (expressed as a percentage of base salary during the fiscal year) and range that defines the incentive opportunity. The Chief Executive Officer’s target is 35% of base salary and the Chief Operating Officer’s target is 30% and all other executive officers’ target is 25% of base salary. Actual awards vary based on performance and range from 0% of target (not achieving minimal performance for a goal) to 150% of target for exceptional performance. These incentive plan levels and ranges have not changed since the plan was implemented in 2009.

Performance Measures: The 2015 performance measures are aligned with our strategy and business plan. The 2015 Plan was approved by the Compensation Committee on February 25, 2015. In order for the 2015 Plan to activate, the Company was required to achieve a net income target of $14.2 million in 2015 and maintain acceptable ratings on internal and regulatory agency audits. The awards for Mr. Hesslink, Mr. Meshako and Ms. Thresher were based upon achieving targets with respect to our return on assets, return on equity relative to a peer group index, efficiency ratio, Tier 1 Leverage Ratio, and net interest income on a fully taxable equivalent basis, or “FTE”(1) as well as one strategic company goal. The award for Ms. Dillon was based upon one to three company goals as well as two divisional and/or individual performance goals. Minimum (threshold) and maximum (stretch) levels of performance were defined for the 2015 Plan and are summarized in the table below. Mr. Tuttle was not eligible for participation in the 2015 Plan. No awards are paid for performance below threshold (minimum) for a particular performance measure. Actual payouts for each goal are based upon final performance between threshold and stretch levels. Actual payouts for each performance goal are pro-rated for any level of performance between threshold and stretch using interpolation to reward incremental improvement.

The Compensation Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

(1)	Net interest on a fully taxable equivalent basis includes tax benefit from certain tax exempt loans. Please see page 31 of our Annual Report on Form 10K.

The 2015 performance measures for Mr. Hesslink and Mr. Meshako were as follows:

		Threshold				Stretch
		(Minimum) Goal		Target Goal		(Maximum) Goal
		Funds 40%		Funds 100%		Funds 150%
Performance Measure	Weighting	of target award		of target award		of target award
ROAA	20%	0.82%		0.86%		0.96%
ROAE – Relative to PeerGroup Performance	20%	70th	percentile	80th	percentile	90th	percentile
Efficiency Ratio	15%	63.05%		62.07%		59.08%
Net Interest Income (FTE)	20%	$50,113		$50,805		$51,498
Tier 1 Leverage Ratio	15%	8.84%		8.87%		8.89%
Acquisition Complete	10%	Dec. 15		Oct. 15		Sept. 15

The 2015 performance measures for Ms. Thresher were as follows:

		Threshold				Stretch
		(Minimum) Goal		Target Goal		(Maximum) Goal
		Funds 40%		Funds 100%		Funds 150%
Performance Measure	Weighting	of target award		of target award		of target award
ROAA	20%	0.82%		0.86%		0.89%
ROAE – Relative to Peer Group Performance	20%	70th	percentile	80th	percentile	90th	percentile
Efficiency Ratio	20%	63.05%		62.07%		61.11%
Net Interest Income (FTE)	15%	$50,113		$50,805		$51,498
Tier 1 Leverage Ratio	15%	8.84%		8.87%		8.9%
Acquisition Complete	10%	Dec. 15		Oct. 15		Sept. 15

The 2015 performance measures for Ms. Dillon were as follows:

		Threshold				Stretch
		(Minimum) Goal		Target Goal		(Maximum) Goal
		Funds 40%		Funds 100%		Funds 150%
Performance Measure	Weighting	of target award		of target award		of target award
ROAA	15%	0.82%		0.86%		0.89%
ROAE – Relative to Peer Group Performance	20%	70th	percentile	80th	percentile	90th	percentile
Efficiency Ratio	25%	63.05%		62.07%		61.11%
Net Trust Income Pre Tax 2015 ($000)	20%	$1.550	million	$1.650	million	$1.750	million
Gross Trust Income 2015 ($000)	20%	$3.425	million	$3.625	million	$3.825	million

At the end of the calendar year, the Compensation Committee assesses our performance relative to each of the performance measures and determines the awards based upon the attainment of each goal. The Compensation Committee retains the discretion to recommend to the Board modification of executives’ incentive payouts based on significant individual performance or company performance shortfalls. Our Board of Directors has the discretion to determine the amount and manner of executive incentive payments and to make adjustments.

2015 Performance Results

Merchants’ 2015 net income was $12.6 million. The net income target for 2015 did not take into account adjustments for one-time expenses for the NUVO acquisition and Mr. Tuttle’s severance agreement payment. The Compensation

Committee at their discretion approved the exclusion of one-time costs of the acquisition and the payment of Mr. Tuttle’s severance agreement when calculating the 2015 year-end net income figure as well as the other plan metrics as described on page 22. Overall, threshold level payments were awarded under the 2015 plan for all participants. The Committee recognized in this discretionary decision that senior management did not earn incentive payments last year and have contributed significantly to the acquisition and successful executive management transitions.

2016 Plan Design

On March 11, 2016, the Compensation Committee approved the 2016 Executive Annual Incentive Plan (the “2016 Plan”) and designated target awards for fiscal year 2016 (calculated as a percentage of base salary) for our executive officers, including our NEOs as set forth in this Proxy Statement. The target award percentages are 35% for Mr. Hesslink, 30% for Ms. Thresher.  The remaining members of the senior management team are eligible for a 25% target opportunity. Overall, the framework of the 2016 Plan is consistent with previous years. The possible payouts range from 0% to 150% of the target awards based upon a combination of company, division and/or individual performance metrics depending on the role of the participant. In order for the 2016 Plan to activate, we must achieve a net income minimum of $16.5 million in 2016 and maintain acceptable ratings on internal and regulatory agency audits. Company performance metrics for the 2016 plan include return on assets, return on equity relative to our peer group, efficiency ratio, net interest income (FTE) and Tier 1 leverage ratio. The Compensation Committee has the discretion to adjust any payouts to reflect the business environment and market conditions.

Long-Term Compensation

We award long-term incentives in the form of restricted stock grants to our executive officers, although an annual stock grant is not guaranteed. These awards are consistent with our pay-for-performance principles and align the interests of our executive officers with the interests of our stockholders. The Compensation Committee reviews and approves the amount of each award to be granted to each executive officer and makes a recommendation for approval by our Board of Directors for the Chief Executive Officer. In making these determinations, the Compensation Committee takes a holistic approach including considerations such as performance relative to our strategic and financial objectives, the previous year’s individual performance of each executive officer and the market pay level for the executive officer. This typically takes place in May of each year.

2015 Decisions

The annual long-term incentive program includes a restricted stock award. Under this program, executives are eligible to receive annual grants of time-vested restricted stock (full value stock) based upon the Compensation Committee’s holistic assessment of both company and individual performance for the prior year. The Compensation Committee continues to use restricted stock since this type of equity vehicle helps to create an ownership focus and alignment with stockholders while also serving as a powerful retention feature for our top executives. The grants will cliff vest (100%) at the end of three years. The Compensation Committee will review the program on an annual basis and will have the ability to change the mix of equity instruments (i.e. mix of restricted stock and stock options) as deemed necessary. These grants are subject to clawbacks in the event of accounting restatement due to fraud or misconduct or in the event of material violation of our Code.

The Compensation Committee believes that Merchants’ executive officers should maintain a material personal financial stake in the company to promote a long-term perspective in managing the company and to align stockholder and executive interests. Therefore, executive officers are required to retain a percentage of their after tax full value stock until termination or retirement. The table below summarizes these holding requirements.

Holding Requirement
Role	(after tax, full value shares)
Chief Executive Officer	60%
Key Executives	40%

If an executive experiences personal economic hardship, the Compensation Committee will have the authority to decide whether the holding requirements will be waived for that particular award or if the executive will be allowed to sell more stock than the holding requirements permit.

Employment Agreements

Beginning as a practice in January 2011, each of our executive officers enters into employment agreements with us. Our executives entered into new employment agreements effective as of January 1, 2015. These agreements contain standard terms and conditions customarily found in employment agreements for comparable executives. If an executive officer is terminated without “cause” (as defined in such agreements) or the executive officer resigns for “good reason” (as defined in such agreements), we agree to pay, over 12 months, that executive officer’s salary for one year from the date of termination. In return, each executive has agreed to be subject to restrictive covenants (non-competition and non-solicitation) during the severance period. There are no tax “gross up” provisions in the employment agreements. We believe it is appropriate to provide a higher level of severance in exchange for restrictive covenants which protect the company. Mr. Tuttle received a severance payment in accordance with the terms of his employment agreement.  Mr. Meshako and Ms. Dillon’s employment ended in January 2016 and each received a severance payment as described in the Summary Compensation Table on page 26.

Severance Agreement

Effective January 1, 2015, Mr. Tuttle and the Company entered into a new Employment Agreement (the “New Agreement”) which superseded his prior agreement with the Company, and which provided for a one year initial term and automatic one year renewal terms unless either party provides at least 60 days prior notice of nonrenewal. Mr. Tuttle retired from the company in 2015, accordingly the New Agreement was not renewed and he received a severance payment in accordance with its terms as described in the Summary Compensation table on page 26. Under the New Agreement, Mr. Tuttle was also entitled to reimbursement of health insurance premiums for a period of five years following a termination of employment by the Company without Cause (as defined in the New Agreement) or by Mr. Tuttle with Good Reason.

Other Benefits

Our executive officers are also eligible for other benefits available to all other employees on substantially the same terms, such as our 401(k) plan, and health, dental, and life insurance plans.

•

401(k) plan: we match individual plan contributions for participating employees, including the executive officers, on a dollar-for-dollar basis, up to 3% of annual salary, and on a $0.50 per dollar basis up to the next 3% of annual salary up to annual IRS maximums;

•	medical and dental health insurance plans; and
•	life insurance plan (benefit equal to one time annual salary) and short and long-term disability insurance plans.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee and management consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making changes to the plans.

Section 162(m) of the Internal Revenue Code limits deduction of compensation paid to NEOs to $1,000,000 unless the compensation is “performance-based.” Based on current compensation levels, we do not believe the section 162(m) cap on compensation will be triggered for our Chief Executive Officer or other executive officers, but may consider this in future years.

Compensation Committee Report

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis with our management. Based on the review and discussion, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee

Jeffrey L. Davis, Chair

Janette K. Bombardier

Donald R. Chase

Karen J. Danaher

Lorilee A. Lawton

Executive Compensation

Summary Compensation Table

The following table sets forth a summary of compensation paid to each NEO during 2015, 2014 and 2013.

SUMMARY COMPENSATION TABLE
						Change in
						Pension
						Value and
						Non-Qualified
Name and					Non-Equity	Deferred
Principal				Stock	Incentive	Compensation	All Other
Position	Year	Salary (1)	Bonus (2)	Awards (3)	Plan Comp. (4)	Earnings (5)	Comp. (6)	Total
Michael R. Tuttle,	2015	$318,742	$–	$–	$–	$–	$558,305	$877,047
Former President and Chief	2014	$344,086	$–	$65,008	$–	$10,156	$19,010	$438,260
Executive Officer, Merchants	2013	$325,000	$–	$68,513	$104,195	$–	$24,056	$521,764
Geoffrey R. Hesslink,	2015	$303,103	$–	$51,760	$51,301	$–	$26,031	$432,195
President and Chief	2014	$229,545	$–	$44,015	$–	$–	$20,469	$294,029
Executive Officer, Merchants Bank	2013	$220,000	$–	$35,280	$52,514	$–	$21,391	$329,185
Marie A. Thresher,	2015	$246,242	$–	$40,506	$34,224	$–	$12,135	$333,107
Executive Vice President and	2014	$175,395	$2,500	$7,522	$–	$–	$4,215	$189,632
Chief Operating Officer (7)	2013	$6,539	$–	$–	$–	$–	$–	$6,539
Thomas J. Meshako,	2015	$228,463	$25,000	$–	$–	$–	$115,331	$368,794
Former Executive Vice President,	2014	$25,385	$–	$–	$–	$–	$–	$25,385
Chief Financial Officer and Treasurer (7)
Molly Dillon,	2015	$185,016	$–	$–	$–	$–	$67,607	$252,623
Former Senior Vice President,	2014	$184,785	$–	$27,027	$–	$–	$15,901	$227,713
Trust and Marketing	2013	$180,000	$–	$23,460	$36,630	$–	$13,796	$253,886

(1)	Reflects cash payments made in the calendar year and may include pay period carry-over from the prior year.
(2)	The amount shown in this column reflects a sign-on bonus awarded to Mr. Meshako in 2014, which was paid out in January 2015.
(3)

The amounts show in this column represent the aggregate grant date fair value of the shares of restricted stock granted to the NEOs. Refer to note 15 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(4)

The amounts shown in this column represent cash awards made to the NEOs pursuant to our annual incentive plan. Mr. Tuttle was not eligible to participate.  Mr. Meshako and Ms. Dillon were not eligible for payouts given the timing of their resignations.

(5)

The amounts shown in this column reflect the aggregate change in actuarial present value, if any, of the NEOs’ accumulated benefit under our frozen defined benefit pension plan from December 31, 2014 to December 31, 2015. Present values as of December 31, 2015 are based on commencement at normal retirement age with no mortality before commencement. Mr. Hesslink, Ms. Thresher, Mr. Meshako and Ms. Dillon joined Merchants after the plan was frozen and accordingly have no benefit under this pension plan.

(6)

The amounts shown in this column reflect contributions made by us on behalf of the NEOs to the Merchants Bank 401(k) Plan: $11,925 for Mr. Tuttle, $11,925 for Mr. Hesslink, $5,331 for Mr. Meshako, $11,081 for Ms. Thresher, and $8,326 for Ms. Dillon. Dividends on unvested restricted stock for 2015 were in the amount of $6,380 for Mr. Tuttle, $4,836 for Mr. Hesslink, $1,054 for Ms. Thresher and $2,358 for Ms. Dillon. An accrued severance benefit of $540,000 for Mr. Tuttle was made in accordance with his Employment Agreement, as well as $110,000 for Mr. Meshako and $56,923 for Ms. Dillon.  A $6,000 car allowance, a $300 fitness allowance and a Combined Time Off cash out of $2,970 are included for Mr. Hesslink.

(7)	Ms. Thresher was hired in December 2013. Mr. Meshako was hired in November 2014 and resigned in January 2016.

Grants of Plan-Based Awards

GRANTS OF PLAN-BASED AWARDS
					All Other Stock
		Estimated Future Payouts Under			Awards: Number of	Grant Date Fair
		Non-Equity Incentive Plan			Shares of Stock or	Value of Stock and
Name	Grant Date	Awards			Units (1)(2)	Option Awards
		Threshold	Target	Maximum
Michael R. Tuttle (3)	—	$—	$—	$—	—	$—
Geoffrey R. Hesslink	5/28/2015	$41,300	$103,251	$154,964	1,734	$51,760
Thomas J. Meshako	5/28/2015	$22,000	$55,000	$82,522	−	$—
Marie A. Thresher	5/28/2015	$28,800	$72,000	$108,000	1,357	$40,506
Molly Dillon	5/28/2015	$18,500	$46,251	$69,394	—	$—

(1)

There are no specific Company or individual performance goals tied to equity grants. Awards are granted based on the Compensation Committee’s holistic assessment of performance (the Company and/or individual) for the prior year(s). The Committee will determine the equity components for each plan year on an annual basis (i.e. stock options only, mix of stock options and restricted stock etc.).

(2)

Reflects the number of shares of restricted stock granted by Merchants during 2015 pursuant to the Amended and Restated 2008 Stock Incentive Plan. The restricted stock grants made on May 28, 2015 to each of the executive officers vest on the third anniversary date of the grant.

(3)	As part of his transition Mr. Tuttle was not eligible for participation in the 2015 Plan.

Outstanding Equity Awards at Year-End 2015

The following table sets forth outstanding equity awards to our NEOs at December 31, 2015. In addition, this table includes the number of shares remaining unexercised underlying both “exercisable” (i.e. vested) and “unexercisable” (i.e. unvested) stock options as of December 31, 2015.

OUTSTANDING EQUITY AWARDS AT YEAR-END
	Option Awards			Stock Awards
	Number of
	Securities					Number of	Market Value
	Underlying					Shares or	of Shares or
	Unexercised	Option	Option			Units of Stock	Units of Stock
	Options	Exercise	Expiration	Grant	Vesting	That Have	That Have
Name	Exercisable	Price	Date	Date	Date	Not Vested	Not Vested
Michael R. Tuttle	7,175	$22.93	6/9/2018	–	–	–	–
	7,590	$22.75	5/21/2019	–	–	–	–
	12,255	$22.07	5/20/2020	–	–	–	–
Geoffrey R. Hesslink	–	–	–	5/16/2013	5/16/2016	1,219	$37,338
	–	–	–	5/15/2014	5/15/2017	1,539	$47,140
	–	–	–	5/28/2015	5/28/2018	1,734	$51,760
	–	–	–	–	–	–	–
Molly Dillon	4,232	$22.75	5/21/2019	5/16/2013	5/16/2016	811	$24,841
	7,794	$22.07	5/20/2020	5/15/2014	5/15/2017	945	$28,945
	–	–	–	–	–	–	–
Marie A. Thresher	–	–	–	5/15/2014	5/15/2017	263	$8,056
	–	–	–	5/28/2015	5/28/2018	1,357	$40,506

Options Exercises and Stock Vested 2015

The following table sets forth information with respect to the aggregate amount of options exercised and stock awards vesting during the last fiscal year and the value realized thereon.

OPTIONS EXERCISED AND STOCK VESTED
	Option Awards (1)		Stock Awards (2)
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized on
Name	Exercise	Upon Exercise	Vesting	Vesting
Michael R. Tuttle	–	$–	2,115	$55,688
Geoffrey R. Hesslink	29,578	$238,159	1,386	$36,493
Molly Dillon	–	$–	698	$18,378

(1)	Value is based on the exercise price of $22.07 per share, resulting in a value price of $7.46 per share upon date of exercise of August 20, 2014.
(2)	Value is based on the number of shares that vested on May 17, 2015 multiplied by the market price per share on the vest date, which was $26.33.

Retirement Benefits

Prior to January 1995, we maintained a noncontributory defined benefit plan covering all eligible employees. During 1995, this plan was curtailed. Accordingly, all accrued benefits were fully vested and no additional years of service or increases in compensation will be taken into account in determining the benefit. The retirement benefits listed in the table below take into consideration the Social Security offset amount, which is based on the law in effect on January 1, 1994. The present value of accumulated benefit was determined using the same assumptions used for financial reporting purposes under generally accepted accounting principles in the United States for 2015.

PENSION BENEFITS
		Number of	Present Value
		Service Years	of Accumulated	Payments During
Name	Plan Name	Credited	Benefit	Last Fiscal Year
Michael R. Tuttle	The Merchants Bank Pension Plan	4	$44,532	–

Due to the frozen status of the plan, no further years of service will accrue. The annual retirement benefits payable at age 65 for Mr. Tuttle under the plan are approximately $4,000. Mr. Tuttle is the only NEO currently eligible for early retirement. Participants are eligible for early retirement upon obtaining age 55 and completing 10 years of vesting service.

Potential Payments Upon Termination or Change in Control

The following table summarizes payments and benefits that would be payable to each of the NEOs pursuant to each individual’s employment agreement in the event of his or her termination of employment, including termination following or upon the occurrence of a change in control. The amounts shown in the table below assume that the effective date of the

NEO’s termination of employment was December 31, 2015. The closing market price of our common stock on December 31, 2015 was $31.49.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
	Discharge without
	cause or Resignation	Change in	Discharge With	Death or
Form of Compensation	with Good Reason (1)	Control (2)	Cause	Disability
Geoffrey R. Hesslink
Cash Severance (3)	$427,000	$1,281,000	$–	$–
Value of accelerated vesting of equity awards (4)	—	141,453	–	–
Total	$427,000	$1,422,453	$–	$–
Marie A. Thresher
Cash Severance	$290,000	$580,000	$–	$–
Value of accelerated vesting of equity awards (4)	—	51,014	–	–
Total	$290,000	$631,014	$–	$–

(1)

For a termination without cause or with “Good Reason” severance benefits are payable in substantially equal installments over 12 months for all executive officers. The agreements require the executives to furnish a written release of claims prior to payment of severance benefits. Under the agreements, “Cause” means, among other things, illegal acts, gross misconduct or the executive’s failure to perform in any material respect his or her obligations under the agreement; and “Good Reason” means, among other things, a material diminution of responsibility or salary; a change in location of more than 50 miles from the executive’s current location; or the inability of the Company to perform its obligations under the agreement.

(2)

The amounts of the cash severance benefits shown in the table for a termination after “Change-in-Control” are the same, whether termination of employment occurs before or after a change in control, except that if termination occurs after a change in control, the total amount of the benefit is subject to reduction under Sections 280G and 4999 of the Internal Revenue Code to the extent necessary to avoid the payment of “excess parachute payments” subject to excise tax. All cash severance benefits shown in the table are payable in a lump sum in the event of a change in control and are equivalent to 24 months of pay, and 36 months for Mr. Hesslink.

(3)	Effective January 1, 2016, Mr. Hesslink was promoted to President and Chief Executive Officer of Merchants. The cash severance payments listed above reflect his new base salary.
(4)

Under the Company’s long-term equity incentive plan, upon a change in control of the Company, all outstanding stock options become exercisable and all unvested restricted stock awards subject to time-based vesting conditions vest fully. The amount shown in the table reflects the value of accelerated vesting of unvested restricted stock awards valued at $31.49 per share (the closing price of the Company’s common stock on December 31, 2015, as reported on Nasdaq). All outstanding options are currently vested and exercisable.

The accrued severance benefits payable to former Chief Executive Officer of Merchants Michael R. Tuttle, former Chief Financial Officer Thomas J. Meshako and former Senior Vice President, Trust Molly Dillon in connection with termination of their employment with the Company during 2016 are disclosed in the “All Other Compensation” column of the Summary Compensation Table and in the footnotes to that table.

The agreements include certain covenants, including: (i) a covenant to maintain the confidentiality of the Company’s business, customer and related information during the course of the executive’s employment with the Company and at all times thereafter; (ii) a non-solicitation covenant to refrain from soliciting the Company’s employees, customers and suppliers to terminate their relationship with the Company; and (iii) a non-competition covenant to refrain from engaging in a competing business, which is defined as any financial institution that maintains an office within a 50 mile radius of the Company’s main office in South Burlington, Vermont. The non-solicitation and non-competition covenants apply during the course of the executive’s employment with the Company and throughout the period during which he or she is receiving severance benefits, except that the non-solicitation and non-competition covenants will not apply if the executive’s employment with the Company is terminated within two years after a change in control of the Company.

Related Party Transactions

Certain of our directors and executive officers, as well as members of their immediate families and the companies, organizations, trusts, and other entities with which they are associated, are, or during 2015 were, also customers of Merchants Bank in the ordinary course of business. As permitted by applicable law, these persons may have had loans outstanding during 2015, and it is anticipated that these persons and their associates will continue to be customers of and indebted to Merchants Bank in the future. All of these loans were made in the ordinary course of business, and did not involve more than normal risk of collectability or present other unfavorable features, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with unaffiliated persons and, where required by law, received prior approval by Merchants Bank’s Board of Directors. At December 31, 2015, these loans totaled approximately $14.0 million (9.5% of total stockholders’ equity). None of these loans to directors, executive officers, or their associates are nonperforming.

We have established guidelines for review of third party contracted services, which are reviewed annually by the Audit and Risk Management Committee. Our officers are assigned responsibility for review of service levels of outsourced technology service providers and vendors that pose the highest risk exposure within the guidelines established by the Federal Financial Institutions Examination Council (“FFIEC”). New service relationships considered for engagement with our insiders of Merchants Bank (defined by the FFIEC as individuals, their direct family members and business associates who are executive officers or directors of us and/or Merchants Bank) must be bid on by at least one other service provider. Merchants Bank’s Board of Directors may require a third party analysis or review to substantiate the results of a new service contract with an insider.

Renewals of existing contracts with insiders of Merchants or Merchants Bank do not require re-bidding or a third party analysis. However, the Chief Executive Officer or the Board of Directors of Merchants Bank may require either or both prior to reviewing a recommendation for a contract renewal.

We obtained legal services during 2015 from the firm of Sheehey Furlong & Behm P.C., of which Michael G. Furlong is a principal member. Mr. Furlong is a member of our Board of Directors and is the Chairman of Merchants Bank’s Board of Directors. We paid fees totaling approximately $56,300 to Mr. Furlong’s firm in 2015.

During 2015, we purchased copier equipment and supplies from SymQuest Group, Inc. totaling approximately $25,815. Patrick S. Robins, who is the retired Chairman of the Board of SymQuest Group, Inc., is a member of our Board of Directors and the Board of Directors of Merchants Bank.

We obtained insurance during 2015 through an insurance agency, of which Scott F. Boardman, a member of our Board of Directors and the Board of Directors of Merchants Bank, is president. In 2015, commissions paid to this insurance agency totaled approximately $47,706.

These transactions were approved pursuant to the policies and procedures set forth above. In the opinion of our management, the terms of these transactions were no less favorable to us than those we could have obtained from an unrelated party providing comparable premises or services.

Compensation Committee Interlocks and Insider Participation

Janette K. Bombardier, Donald R. Chase, Karen J. Danaher, Jeffrey L. Davis, and Lorilee A. Lawton served as members of the Compensation Committee during the year ended December 31, 2015. None of the members of the Compensation Committee has ever been an employee of the Company or any of its subsidiaries.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 28, 2016, certain information concerning the beneficial ownership of our common stock by (i) each person known by us to own beneficially five percent (5%) or more of the outstanding shares of our common stock; (ii) each of our directors, director nominees and the NEO’s; and (iii) all executive officers and directors as a group.

The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days after March 28, 2016 through the exercise of any stock option or other right. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

			Percentage of
	Amount and Nature of		Common Stock
Name of Beneficial Owner (1)	Beneficial Ownership (2)(3)		Beneficially Owned (4)
5% Stockholders
Charles A. Davis	422,232	(5)	6.7%
Stone Point Capital LLC
20 Horseneck Lane
Greenwich, Connecticut 06830
BlackRock, Inc.	394,375	(6)	6.3%
55 East 52nd Street
New York, NY 10022

Directors, Director Nominees and Executive Officers
Scott F. Boardman	22,955	(7)	*
Janette K. Bombardier	650		*
Donald R. Chase	29,648		*
Karen J. Danaher	4,610		*
Jeffrey L. Davis	29,893	(8)	*
Molly Dillon	16,560	(9)	*
Jacqueline S. Dragon	780		*
Michael G. Furlong	7,255		*
Geoffrey R. Hesslink	29,705		*
Joseph F. Larkin	0		*
Lorilee A. Lawton	10,718	(10)	*
Bruce M. Lisman	7,052		*
Raymond C. Pecor, Jr.	278,426	(11)	3.8%
Raymond C. Pecor, III	15,485	(12)	*
Patrick S. Robins	94,976	(13)	1.3%
Marie A. Thresher	1,620		*
Michael R. Tuttle	81,304	(14)	1.1%
Directors and Executive Officers as a Group (seventeen persons)	631,637		8.8%

*Stockholdings represent less than 1.0% of class.

(1)	The address for all executive officers and directors is c/o Merchants Bancshares, Inc., 275 Kennedy Drive, South Burlington, Vermont 05403.
(2)	Includes the following number of shares of common stock issuable upon the exercise of outstanding stock options which were exercisable within 60 days after March 28, 2016 as follows:

Directors and Executive Officers	Vested Options
Michael R. Tuttle	27,020
Molly Dillon	12,026

Also includes unvested restricted stock awards of 7,868 shares made to each of the following executive officers under the Amended and Restated Merchants Bancshares, Inc. 2008 Stock Incentive Plan. Each recipient of a restricted stock award has sole voting power, but no investment power, over the common stock covered by the award. The restricted stock will vest on the third anniversary of the date of the grant, with accelerated vesting upon death, disability, retirement or change in control.

Directors and Executive Officers	Restricted Stock (Unvested)
Geoffrey R. Hesslink	4,492
Molly Dillon	1,756
Marie A. Thresher	1,620

(3)

Does not include the following number of shares of common stock which certain directors and executive officers have the right to receive on a deferred basis pursuant to our prior and current deferred compensation plans for directors and executive salary continuation plan:

Directors and Executive Officers	Deferred Shares
Scott F. Boardman	16,890
Janette K. Bombardier	2,830
Peter Bouyea	29,403
Jeffrey L. Davis	53,890
Michael G. Furlong	10,872
Lorilee A. Lawton	30,242
Bruce M. Lisman	15,627
Raymond C. Pecor, Jr.	15,046
Raymond C. Pecor, III	7,044
Patrick S. Robins	8,061

The individuals named above do not have the power to vote or dispose of these deferred shares. Merchants has the authority to vote these deferred shares.

(4)

The total number of shares outstanding used in calculating this percentage assumes the exercise of all options to acquire shares of common stock that are exercisable on or within 60 days after March 28, 2016 held by the beneficial owner and that no options held by other beneficial owners are exercised. Shares outstanding as of March 28, 2016 include 189,907 deferred shares held in various trusts related to our former and current deferred compensation plans for directors and executive salary continuation plan (See Note 3). Merchants has the authority to vote these deferred shares.

(5)	Until February 21, 2008, Mr. C. Davis was a member of our Board of Directors.
(6)

Information has been obtained from Schedule 13G/A, filed January 22, 2016 with the SEC by BlackRock, Inc. BlackRock Inc. has sole voting power over 373,614 shares and sole dispositive power over 394,375 shares.

(7)	Includes 22,939 shares owned by Mr. Boardman’s spouse.
(8)

Includes 6,789 shares held in trust for Mr. J. Davis’ children, 700 shares held directly by Mr. J. Davis’ minor child and 1,260 shares held directly by Mr. J. Davis’ spouse. Also includes 595 shares held by a family trust, of which Mr. J. Davis is trustee. Mr. J. Davis disclaims beneficial ownership of these shares.

(9)	Information has been obtained from Form 4, filed May 18, 2015, with the SEC by Molly Dillon.
(10)	Includes 8,959 shares held in the Lorilee A. Lawton Trust.
(11)	Includes 15,000 shares held in the Pecor Family Foundation and 19,500 shares held by Mr. Pecor, Jr.’s spouse.
(12)	Includes 7,043 shares held in trust for Mr. Pecor, III’s niece and nephew, for which Mr. Pecor, III is trustee. Mr. Pecor, III disclaims beneficial ownership of shares held in these trusts.
(13)	Includes 79,515 shares held in the Patrick Robins Trust.
(14)	Includes 46,363 shares held in the Michael R. Tuttle Trust.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act requires our executive officers, directors, and 10% stockholders to file reports of ownership (Form 3) and changes of ownership (Forms 4 and 5) with respect to our common stock with the SEC. Executive officers, directors and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such reports furnished to us with respect to 2015, all Section 16(a) filing requirements applicable to our executive officers and directors during 2015 were met, other than Messrs. Bouyea, Chase and Pecor, Jr., who each filed one late Form 4.

NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF MERCHANTS’NAMED EXECUTIVE OFFICERS

(Proposal Number 2)

As required by Section 14A of the Exchange Act, the Board of Directors is submitting for stockholder approval, on an advisory basis, the compensation paid to our NEOs as described in this Proxy Statement pursuant to Item 402 of Regulation S-K. As previously disclosed by us, the Board of Directors has determined that it will hold an advisory vote on executive compensation on an annual basis, and the next such stockholder advisory vote will occur at the 2017 Annual Meeting of Stockholders.

The resolution that is the subject of this proposal is a non-binding advisory resolution. Accordingly, the resolution will not have any binding legal effect regardless of whether or not it is approved and may not be construed as overruling a decision by Merchants or the Board of Directors or to create or imply any change to the fiduciary duties of the Board. Furthermore, because this non-binding advisory resolution primarily relates to compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit those decisions. However, the Compensation

Committee intends to take the results of the vote on this proposal into account in its future decisions regarding the compensation of our NEOs.

Merchants’ compensation program is designed to attract, motivate and retain our NEOs, who are critical to our success, by offering a combination of base salary and annual and long-term incentives that are closely aligned to the annual and long-term performance objectives of Merchants. Please see “Compensation Discussion and Analysis” beginning on page 14 for additional information about our executive compensation programs.

We are asking you to consider the following resolution:

RESOLVED, that the compensation of Merchants’ named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion, be approved.

Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the non-binding resolution to approve the compensation of Merchants’ named executive officers.

RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015

(Proposal Number 3)

Our Board of Directors voted at their meeting on February 18, 2016 to approve Crowe Horwath LLP as Merchants’ independent registered public accounting firm for 2016.

Recommendation

Our Board of Directors recommends that stockholders vote “FOR” the ratification of the appointment of Crowe Horwath LLP as Merchants’ independent registered public accounting firm for 2016.

Principal Accounting Fees and Services

The Audit and Risk Management Committee has selected the firm of Crowe Horwath LLP as Merchants’ independent registered public accounting firm for 2016. We have been advised by Crowe Horwath LLP and by the directors themselves that neither it nor any of its members or associates has any relationship with us or our subsidiaries, other than as independent auditors.

Representatives of Crowe Horwath LLP will be present at the Annual Meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from stockholders.

The following tables present fees for professional audit services rendered by Crowe Horwath LLP for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2015 and 2014, and fees billed for other services provided by Crowe Horwath LLP during 2015 and 2014, respectively.

Fees paid to Crowe Horwath LLP	2015	2014
Audit Fees (1)	$245,840	$203,495
Additional Audit Services (2)	$58,200	$—

(1)

Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in the quarterly reports and services that are normally provided by Crowe Horwath LLP in connection with statutory and regulatory filings or engagements.

(2)	Crowe Horwath rendered additional audit services to us associated with Merchants Bancshares, Inc. acquisition of NUVO Bank & Trust during the year ended December 31, 2015.

The Audit and Risk Management Committee has adopted a policy whereby all audit and permissible non-audit services are approved by the Audit and Risk Management Committee, subject to the requirements of applicable laws, rules and regulations.

Report of the Audit and Risk Management Committee

The Audit and Risk Management Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2015 with our management.

The Audit and Risk Management Committee has discussed with Crowe Horwath LLP, our independent registered public accounting firm, the matters required to be discussed by the Statement on Auditing Standards No. 16, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit and Risk Management Committee has received the written disclosures and the letter from Crowe Horwath LLP by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Risk Management Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence.

Based on the review and discussions with management and Crowe Horwath LLP described above, the Audit and Risk Management Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 and for filing with the SEC.

Submitted by the Audit and Risk Management Committee

Karen J. Danaher, Chair

Donald R. Chase

Jeffrey L. Davis

Lorilee A. Lawton

Patrick S. Robins

Other Matters

We know of no additional matters which are likely to be presented for action at the Annual Meeting other than the proposals specifically set forth in the notice and referred to in this Proxy Statement. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting under that proxy will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

Submission of Stockholder Proposals for 2017 Annual Meeting of Stockholders

Stockholders who desire to submit proposals for the consideration of our stockholders at our 2017 Annual Meeting of stockholders will be required, pursuant to SEC rules, to deliver any proposal to be included in the Proxy Statement and form of proxy for the 2017 Annual Meeting to Merchants on or prior to December 17, 2016. Please forward any stockholder proposals to our Corporate Secretary at 275 Kennedy Drive, South Burlington, Vermont 05403.

A stockholder of record who wishes to present a proposal at the next Annual Meeting, other than a proposal to be considered for inclusion in our Proxy Statement described above, must provide notice of such proposal to our Corporate Secretary not earlier than January 27, 2017 and not later than February 26, 2017.

Annual Report

A copy of our Annual Report on Form 10-K for the year ended December 31, 2015, which includes audited financial statements, has been made to all stockholders with this Proxy Statement and has been filed with the SEC. The Annual Report on Form 10-K is not to be regarded as proxy soliciting material. Additional copies of the Annual Report on Form 10-K may be obtained by stockholders without charge on written request to our Corporate Secretary, Merchants Bank, 275 Kennedy Drive, South Burlington, Vermont 05403. The Annual Report on Form 10-K may also be obtained from our webpage at www.mbvt.com.

ANNUAL MEETING OF STOCKHOLDERS OF MERCHANTS BANCSHARES, INC. Thursday, May 26, 2016 The Essex Resort & Spa 70 Essex Way Essex Junction, Vermont 05452 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at www.mbvt.com. From there, click on "Investor Relations," then "SEC Filings" and "Proxy Materials/Annual Reports." Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach and mail in the envelope provided. 20433000000000000000 5 052616 2. To consider a non-binding resolution to approve the independent registered public accounting firm for 2016. on the reverse side of this card. changes to the registered name(s) on the account may not be submitted via Note: This proxy must be signed exactly as the name(s) appear(s) hereon. When stocks are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF MERCHANTS' NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS MERCHANTS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect four directors, each of whom will serve for a three-year term and until his or her successor is duly elected and qualified. NOMINEES: FOR ALL NOMINEESO Jeffrey L. Davis O Karen J. Danaher WITHHOLD AUTHORITYO Geoffrey R. Hesslink FOR ALL NOMINEESO Donald R. Chase FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN compensation of Merchants’ named executive officers. 3. To ratify the appointment of Crowe Horwath LLP as Merchants’ Mark box below at the left if there is an address change and write comments To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: 10:00 a.m., Eastern time

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. 1 MERCHANTS BANCSHARES, INC. Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders on Thursday, May 26, 2016 The undersigned hereby appoints Michael Cataldo and Laura Abbott, and each of them, proxies, with full power of substitution, to represent and to vote all of the shares of common stock of Merchants Bancshares, Inc. held of record by the undersigned at the close of business on March 28, 2016 at the Annual Meeting of Stockholders of MERCHANTS BANCSHARES, INC. to be held on Thursday, May 26, 2016 (including any adjournments or postponements thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, and in their discretion on any other business that may come before the meeting or any adjournments or postponements thereof, and revokes all proxies previously given by the undersigned with respect to stock covered hereby. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1, FOR the non-binding resolution to approve the compensation of Merchants’ named executive officers, FOR the ratification of the appointment of Crowe Horwath LLP as Merchants’ independent registered public accounting firm for 2016, and upon such other business as may come before the meeting in the appointed proxies’ discretion. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and related Proxy Statement. This proxy may be revoked at any time before it is exercised. 14475 1.1 COMMENTS: PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name(s) appear(s) hereon and return in the enclosed envelope, whether or not you expect to attend the meeting.  You may, nevertheless, vote in person if you do attend. NOTE: When stocks are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF MERCHANTS BANCSHARES, INC. 401-k 10:00 a.m., Eastern time The Essex Resort & Spa 70 Essex Way Essex Junction, Vermont 05452 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at www.mbvt.com. From there, click on "Investor Relations," then "SEC Filings" and "Proxy Materials/Annual Reports." Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach and mail in the envelope provided. 20433000000000000000 5 052616 2. To consider a non-binding resolution to approve the independent registered public accounting firm for 2016. on the reverse side of this card. changes to the registered name(s) on the account may not be submitted via Note: This proxy must be signed exactly as the name(s) appear(s) hereon. When stocks are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF MERCHANTS' NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS MERCHANTS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect four directors, each of whom will serve for a three-year term and until his or her successor is duly elected and qualified. NOMINEES: FOR ALL NOMINEESO Jeffrey L. Davis O Karen J. Danaher WITHHOLD AUTHORITYO Geoffrey R. Hesslink FOR ALL NOMINEESO Donald R. Chase FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN compensation of Merchants’ named executive officers. 3. To ratify the appointment of Crowe Horwath LLP as Merchants’ Mark box below at the left if there is an address change and write comments To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: Thursday, May 26, 2016

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. 1 MERCHANTS BANCSHARES, INC. Proxy Solicited by the Board of Directors for Annual Meeting of Stockholders on Thursday, May 26, 2016 The undersigned hereby appoints Michael Cataldo and Laura Abbott, and each of them, proxies, with full power of substitution, to represent and to vote all of the shares of common stock of Merchants Bancshares, Inc. held of record by the undersigned at the close of business on March 28, 2016 at the Annual Meeting of Stockholders of MERCHANTS BANCSHARES, INC. to be held on Thursday, May 26, 2016 (including any adjournments or postponements thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, and in their discretion on any other business that may come before the meeting or any adjournments or postponements thereof, and revokes all proxies previously given by the undersigned with respect to stock covered hereby. This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors named in Proposal 1, FOR the non-binding resolution to approve the compensation of Merchants’ named executive officers, FOR the ratification of the appointment of Crowe Horwath LLP as Merchants’ independent registered public accounting firm for 2016, and upon such other business as may come before the meeting in the appointed proxies’ discretion. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and related Proxy Statement. This proxy may be revoked at any time before it is exercised. 14475 1.1 COMMENTS: PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Please sign exactly as your name(s) appear(s) hereon and return in the enclosed envelope, whether or not you expect to attend the meeting.  You may, nevertheless, vote in person if you do attend. NOTE: When stocks are held jointly, each holder must sign in order to have a valid proxy vote. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF MERCHANTS BANCSHARES, Thursday, May 26, 2016 10:00 a.m., Eastern time The Essex Resort & Spa 70 Essex Way Essex Junction, Vermont 05452 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM, Eastern time, the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your stock in person by attending the Annual Meeting. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20433000000000000000 5 052616 2. To consider a non-binding resolution to approve the independent registered public accounting firm for 2016. on the reverse side of this card. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When stocks are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF MERCHANTS' NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS MERCHANTS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect four directors, each of whom will serve for a three-year term and until his or her successor is duly elected and qualified. NOMINEES: FOR ALL NOMINEESO Jeffrey L. Davis O Karen J. Danaher WITHHOLD AUTHORITYO Geoffrey R. Hesslink FOR ALL NOMINEESO Donald R. Chase FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN compensation of Merchants’ named executive officers. 3. To ratify the appointment of Crowe Horwath LLP as Merchants’ Mark box below at the left if there is an address change and write comments To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at www.mbvt.com. From there, click on "Investor Relations," then "SEC Filings" and "Proxy Materials/Annual Reports." COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

ANNUAL MEETING OF STOCKHOLDERS OF MERCHANTS BANCSHARES, 401-k Thursday, May 26, 2016 10:00 a.m., Eastern time The Essex Resort & Spa 70 Essex Way Essex Junction, Vermont 05452 INC. INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM, Eastern time the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your stock in person by attending the Annual Meeting. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20433000000000000000 5 052616 2. To consider a non-binding resolution to approve the independent registered public accounting firm for 2016. on the reverse side of this card. changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When stocks are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, "FOR" THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF MERCHANTS' NAMED EXECUTIVE OFFICERS, AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE HORWATH LLP AS MERCHANTS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2016. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. To elect four directors, each of whom will serve for a three-year term and until his or her successor is duly elected and qualified. NOMINEES: FOR ALL NOMINEESO Jeffrey L. Davis O Karen J. Danaher WITHHOLD AUTHORITYO Geoffrey R. Hesslink FOR ALL NOMINEESO Donald R. Chase FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN compensation of Merchants’ named executive officers. 3. To ratify the appointment of Crowe Horwath LLP as Merchants’ Mark box below at the left if there is an address change and write comments To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Annual Report are available at www.mbvt.com. From there, click on "Investor Relations," then "SEC Filings" and "Proxy Materials/Annual Reports." COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS